Exhibit 99.2

CERTIFICATE OF INCORPORATION

OF

ARTISOFT, INC.

The undersigned incorporator hereby adopts this Certificate of Incorporation of Artisoft, Inc.:

FIRST: The name of the Corporation is Artisoft, Inc.  (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle.  The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

FOURTH: The total number of shares which the Corporation shall have authority to issue is 70,000,000 shares, consisting of (a) 50,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) 20,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), which Preferred Stock shall be issuable pursuant to the following terms and conditions:

1.  CLASSES OR SERIES OF PREFERRED STOCK.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

(a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited, (ii) subject to applicable law or regulation, including without limitation the rules of any securities exchange on which securities of any class of the Corporation may be listed, permit more than one vote per share, or (iii) vary among stockholders of the same class based upon such factors as the Board of Directors may determine including, without limitation, the size of a stockholder’s position and/or the length of time with respect to which such position has been held;

(c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(j) the ranking (be it PARI PASSU, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

2.  DESIGNATION OF CONVERTIBLE PREFERRED STOCK.  In accordance with the foregoing, the Corporation shall have the authority to issue a class of Preferred Stock, which shall have the following preferences, voting powers, qualifications, special or relative rights and privileges:

Section 1.  DESIGNATION AND AMOUNT.  The class of Preferred Stock of the Corporation authorized as part of the Preferred Stock by this paragraph 2 of Article FOURTH shall be designated as Convertible Preferred Stock (the “Convertible Preferred Stock”) and the number of shares constituting such class shall be 8,566,400.

Section 2.  DIVIDENDS.  No dividends shall be declared and set aside for any shares of the Convertible Preferred Stock; provided, however, that in the event the Board of Directors shall declare a dividend payable upon the outstanding shares of any class of Common Stock of the Corporation, other than a dividend to which the provisions of Section 5(e) or (g) apply, the holders of the Convertible Preferred Stock shall be entitled to the same amount of dividends per share of Convertible Preferred Stock as would be declared payable on the largest number of full shares of Common Stock into which each such share of Convertible Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

Section 3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Convertible Preferred Stock outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $5.7584 per share of Convertible Preferred Stock held (adjusted appropriately for stock splits, stock dividends and the like) before any payment shall be made to the holders of any class of Common Stock or of any stock ranking on liquidation junior to the Convertible Preferred Stock.  If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Convertible Preferred Stock under the foregoing sentence shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to such holders under such sentence shall be distributed to such holders pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Convertible Preferred

Stock held by such holder bears to the total number of shares of Convertible Preferred Stock then outstanding.  After such payment shall have been made in full to such holders, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed to the holders of the Common Stock, and no further distribution shall be made to the holders of shares of Convertible Preferred Stock.

(b) A consolidation or merger (other than a merger carried out for the sole purpose of changing the state of the Corporation’s incorporation or where no third party consideration is involved) of the Corporation or a sale of all or substantially all of the assets of the Corporation or other similar transaction shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; provided, however, that each holder of Convertible Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(i) hereof in , lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3 and provided further, however, that if the holders of more than 70% of the outstanding shares of Convertible Preferred Stock shall elect the benefits of Section 5(i) such holders may require that the other holders shall be bound by the same election, and if the holders of more than 70% of such outstanding shares of Convertible Preferred Stock do not so elect, such holders may require that the other holders shall not so elect.  For purposes of this Section 3, a sale of substantially all of the assets of the Corporation shall include, without limitation, (i) the sale or other disposition of more than 50% of such assets, as determined by reference to either (a) the book value, or (b) the fair market value, of such assets, or (ii) any issuance of Common Stock by the Corporation or transfer of Common Stock by the holder thereof to any person or persons acting in concert or a group of affiliated persons, which issuance or transfer results in such person or persons or group holding in the aggregate more than 50% of the issued and outstanding Common Stock after giving effect to such issuance or transfer.

(c) In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of the Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference and other distribution rights stated in Section 3(a).  In the event that such distribution to the holders of the Convertible Preferred Stock shall include any assets other than cash, the following provisions shall govern.  ‘The Board of Directors shall first determine the value of such assets for such purpose, and shall notify all holders of shares of Convertible Preferred Stock of such determination.  The value of such assets for purposes of the distribution under this paragraph 3(c) shall be the value as determined by the Board of Directors in good faith and with due care, unless the holders of more than 70% of the then outstanding shares of Convertible Preferred Stock shall object thereto in writing within 15 days after the date of such notice.  In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors Shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator, and (iv) the three arbitrators thus selected shall determine the valuation of such assets for purposes of such distribution by majority vote.  The costs of such arbitration shall be borne by the Corporation and by the holders of the Convertible Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (1) if the valuation as determined by the arbitrators is greater than 95% of the valuation as determined by the Board of Directors, the holders of the Convertible Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration.

Section 4.  VOTING RIGHTS.

(a) Except as otherwise expressly provided herein or as required by law, the holder of each share of Convertible Preferred Stock shall be entitled to vote on all matters.  Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Convertible Preferred Stock is then convertible.  Except as otherwise expressly provided herein or as required by law, the holders of shares of the Convertible Preferred Stock and the Common Stock shall vote together as a single class on all matters.

(b) Except as provided in Section 7 hereof, and notwithstanding the provisions of Article SIXTH, so long as any shares of Convertible Preferred Stock are outstanding, the number of directors of the Corporation shall be fixed at a number no greater than five and the holders of the Convertible Preferred Stock shall be entitled to vote as a class separately from all other classes of stock of the Corporation in any vote for the election of directors and shall be entitled to elect by such class vote two directors.  In any such class vote of the Convertible Preferred Stock each share of Convertible Preferred Stock shall be entitled to the number of votes determined as provided in Section 4(a).  The remainder of the directors shall be elected by the holders of the Common Stock and the Convertible Preferred Stock, voting in accordance with Section 4(a).

Section 5.  CONVERSION.  The holders of the Convertible Preferred Stock shall have the following conversion rights:

(a) Subject to and in compliance with the provisions of this Section 5, any shares of Convertible Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock.  The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 5(c)) by the number of shares of Convertible Preferred Stock being converted.

(b) (i) Each share of Convertible Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible upon application of the then effective Applicable Conversion Rate, as provided in Section 5(a) above, (x) immediately upon the vote of the holders of more than 70% of the outstanding shares of Convertible Preferred Stock, in which event all other holders shall be bound by such vote; or (y) immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of capital stock of the Corporation in which the proceeds received by the Corporation, net of underwriting discounts and commissions, equal or exceed $10,000,000 at a sale price to the public equal to at least one and one-half times the Applicable Conversion Value (as hereinafter defined) then in effect.

(ii) Upon the occurrence of an event specified in this Section (5)(b), the outstanding shares of Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Convertible Preferred Stock being converted are either delivered to the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

(iii) Upon the occurrence of the automatic conversion of all of the outstanding Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall, promptly upon receipt of written notice of such occurrence from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock.  Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(c) The conversion rate in effect at any time (the “Applicable Conversion Rate”) shall equal the quotient obtained by dividing $5.7584 by the Applicable Conversion Value, calculated as hereinafter provided.

(d) The Applicable Conversion Value in effect initially, and until first adjusted in accordance with Section 5(e) and 5(f) hereof, shall be $5.7584.

(e) Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by dividing the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Applicable Conversion Value.  The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

(f) (i) Except as provided below in this paragraph (i) of this Section 5(f), if the Corporation shall, at any time while there are any shares of Convertible Preferred Stock outstanding, issue any additional shares of Common Stock of any class at a price per share less than the Applicable Conversion Value in effect for the Convertible Preferred Stock immediately prior to such issuance for sale, then in each such case such Applicable Conversion Value shall be reduced to an amount determined by multiplying the Applicable Conversion Value by a fraction:

(A) the numerator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock plus (y) the number of shares of Common Stock issuable upon the conversion of the outstanding shares of Convertible Preferred Stock, plus (z) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value (prior to adjustment), and

(B) the denominator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock plus

(y) the number of shares of Common Stock issuable upon the conversion of the outstanding shares of Convertible Preferred Stock, plus (z) the number of such additional shares of Common Stock so issued.

The Corporation’s issuance of options to purchase up to 2,735,200 shares of Common Stock to employees of the Corporation pursuant to an incentive stock option plan of the Corporation and the issuance of up to 2,735,200 shares upon the exercise of such options, shall not be deemed an issuance of additional shares of Common Stock and shall have no effect on the calculations contemplated by this Section 5.  The maximum number of shares which shall not be deemed to be an issuance of additional shares pursuant to the foregoing shall be subject to appropriate adjustment with respect to any as-yet unissued shares in the event of any Extraordinary Common Stock Event.

For purposes of this Section 5(f), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in paragraph (ii) of this Section 5(f) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith, and shall otherwise be deemed to have a value equal to its fair market value.  This Section 5(f) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event.

(ii) For the purpose of this Section 5(f), the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any securities convertible into shares of Common Stock of any class (or the issuance of any warrants, options or any rights with respect to such convertible securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Corporation for such Common Stock (as hereinafter determined) shall be less than the Applicable Conversion Value at the time of such issuance and, except as hereinafter provided, an adjustment in the Applicable Conversion Value shall be made upon each such issuance in the manner provided in paragraph (i) of this Section 5(f) as if such Common Stock were issued at such Net Consideration Per Share.  No adjustment of the Applicable Conversion Value shall be made under this Section 5(f) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights.  Any adjustment of the Applicable Conversion Value with respect to this paragraph (ii) of this Section 5(f) shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options rights or convertible securities which gave rise to such adjustment expire or are cancelled without having been exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or cancelled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Applicable Conversion Value had the expired or cancelled warrants, options, rights or convertible securities not been issued.  In the event that the terms of any warrants, options, other subscription or purchase rights or convertible securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to change the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such warrants, options, rights or convertible securities originally gave rise to an adjustment of the Applicable Conversion Value), the Applicable Conversion Value shall be recomputed as of the date of such change, so that the Applicable Conversion Value effective immediately upon such change shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the warrants, options, rights or convertible securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to that Applicable Conversion Value had the warrants, options, rights or convertible securities been issued on such changed terms.  For purposes of this paragraph (ii), the Net Consideration Per Share which may be received by the Corporation shall be determined as follows:

(A) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, rights or convertible securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible securities were exercised or converted at such net consideration per share.

(B) The Net Consideration Per Share which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, rights or convertible securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, rights or convertible securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants, options, rights or convertible securities, the Net Consideration Per Share shall be determined as of the date of such change.

(g) In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Convertible Preferred Stock.

(h) If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision, combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(i) If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger carried out for the sole purpose of changing the state of the Corporation’s incorporation or where no third party consideration is involved) or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such capital reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that if the Corporation is not the surviving corporation, the Convertible Preferred Stock shall be converted into preferred stock of the surviving corporation having equivalent preferences, rights and privileges except that in lieu of being able to convert into shares of Common Stock of the Corporation or the successor corporation the holders of the Convertible Preferred Stock (including any such preferred stock issued upon conversion of the Convertible Preferred Stock) shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock (including any such preferred stock issued upon conversion of the Convertible Preferred Stock) the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock immediately prior to the capital reorganization, merger, consolidation or sale would have been entitled on such capital reorganization, merger, consolidation, or sale.  In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock (including any such preferred stock issued upon conversion of the Convertible Preferred Stock) after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including without limitation provisions for adjustment of the Applicable Conversion Value and the number of shares purchasable upon conversion of the Convertible Preferred Stock or such preferred stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock or such preferred stock.

Each holder of Convertible Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first Paragraph of this Section 5(i), shall have the option of electing treatment of his shares of Convertible Preferred Stock under either this Section 5(i) or Section 3(b) hereof, except as otherwise provided in said Section 3(b), notice of which election shall be submitted in writing to the Corporation at its principal offices no later than 10 days before the effective date of such event, provided that any such notice shall be effective if given not later than 15 days after the date of the Corporation’s notice, pursuant to Section 10, with respect to such event.

(j) In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will furnish each holder of Convertible Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

(k) To exercise its conversion privilege, a holder of Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The certificate or certificates for shares of Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.  The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Convertible Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Convertible Preferred Stock being converted, a certificate or certificates in such denominations as it may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this Section 5 and cash as provided in Section 5(l), in respect of any fraction of a share of Common Stock issuable upon such conversion.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

(l) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Preferred Stock.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Convertible Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

(m) In the event some but not all of the shares of Convertible Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Convertible Preferred Stock which were not converted.

(n) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Preferred

Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(o) “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of the Common Stock of any class as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock of any class into a greater number of shares of the Common Stock, or (iii) the combination of outstanding shares of the Common Stock of any class into a smaller number of shares of the Common Stock.

Section 6.  REDEMPTION.

(a) If any shares of Convertible Preferred Stock shall be outstanding on October 12 in each of 1995 and 1996 (the “Optional Redemption Dates”), the Corporation shall, unless otherwise agreed to by the written consent of the holders of more than 70% of the shares of Convertible Preferred Stock then outstanding, redeem outstanding shares of Convertible Preferred Stock in accordance with the following provisions.  One-half of the shares of Convertible Preferred Stock originally issued shall be redeemed on the first Optional Redemption Date and any shares of Convertible Preferred Stock originally issued and still outstanding shall be redeemed on the second Optional Redemption Date. The Corporation shall give written notice to each holder of Convertible Preferred Stock at least 90 days prior to each Optional Redemption Date setting forth the aggregate number of shares to be redeemed and the number of shares to be redeemed from each such holder on each Optional Redemption Date, which numbers may be subject to adjustment in the event any holder of Convertible Preferred Stock converts shares of Convertible Preferred Stock into Common Stock prior to the Optional Redemption Date.  Subject to the right of any holder to convert shares of Convertible Preferred Stock into Common Stock at any time prior to each Optional Redemption Date, on each Optional Redemption Date the Corporation shall redeem from each holder the number of shares contained in the notice (as adjusted in the event any shares of Convertible Preferred Stock are converted into Common Stock prior to the Optional Redemption Date).  Any redemption hereunder shall be at the redemption price set forth in Section 6(c). In the event that redemption pursuant to this Section 6 shall be unlawful in whole or in part for any reason, the obligation of the Corporation to make such redemption shall continue in effect without restriction as to date or year until such time or times as such redemption (or any portion thereof not yet made) shall no longer be unlawful, and the Corporation shall promptly make such redemption at such time as it becomes lawful, to the extent it is lawful at that time.  If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on either Optional Redemption Date are insufficient to redeem the total number of Shares requested to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the ratio that the number of shares to be redeemed from each individual holder on an Optional Redemption Date bears to the total number of shares to be redeemed by all holders on such Optional Redemption Date. The Corporation’s obligation to redeem the Convertible Preferred Stock hereunder may be waived, as to either Optional Redemption Date, by written consent of the holder of more than 70% of the shares of Convertible Preferred Stock then outstanding.

(b) If any one or more of the following events shall occur and be continuing, that is to say: (i) if any amounts required to be paid pursuant to a redemption under Section 6(a) hereof are not paid within 30 days after the dates such payments are due; (ii) if the Corporation or any of its subsidiaries shall (A) admit in writing its inability to pay its debts generally as they become due, (B) file a petition or answer or consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law, (C) consent to the institution of proceedings under any law listed in (B) above, or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Corporation or any such subsidiary or of any substantial part of their property, (D) fail generally to pay its debts as such debts become due, or take corporate action in furtherance of any such action, or (E) make an assignment for the benefit of its creditors; (iii) if a decree or order shall be entered by a court for relief in respect of the Corporation or any of its subsidiaries under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law, or appointing a receiver, liquidator, assignee, trustee (or similar official) of the Corporation or any such subsidiary or of any substantial part of their property or ordering the winding-up or liquidation of their affairs and such decree or order shall not be vacated or set aside or stayed within a period of 30 days from the date of entry thereof; (iv) if default shall be made n the performance or observance by the Corporation and/or the Selling Stockholders of any material representation, warranty, condition, agreement, covenant or obligation set forth in the Stock Purchase Agreement among Artisoft, Inc., an Arizona corporation (“Artisoft Arizona”), the Selling Stockholders (as defined therein) and the original purchasers of the convertible preferred stock of Artisoft Arizona dated as of the date of original issuance of the shares of such convertible preferred stock, the Stockholders’ Agreement (as defined in the Stock Purchase Agreement) or in the Restated Articles of Incorporation of Artisoft Arizona, filed with the Arizona Corporation Commission October 10, 1990, as amended, and such default is not cured within 15 days following written notice thereof from any holder of Convertible Preferred Stock, or (v) if the Corporation or any of its subsidiaries shall be in default under any agreement or instrument governing any indebtedness exceeding $500,000 in aggregate amount outstanding under circumstances which would permit the holder of such indebtedness, upon notice or passage of time or both, to accelerate the payment thereof and the Corporation shall not have cured such default within the period provided under such agreement or instrument, then, and in each and every case, the holders of more than 70% in interest of the Convertible Preferred Stock may, by vote at a meeting of stockholders or by written notice to the Corporation, declare the Corporation to be in default hereunder (an “Event of Default”).  After such an Event of Default shall have been declared, the Corporation shall promptly notify each holder of Convertible Preferred Stock then outstanding, in accordance with Section 6(d), that such holder shall be entitled to have redeemed, subject to the provisions of this Section 6(b), all or any part of such holder’s shares of Convertible Preferred Stock on the date 20 days following the date of such notice.  To exercise its option hereunder any holder of Convertible Preferred Stock shall give the Corporation written notice specifying the number of shares to be redeemed at least 10 days prior to the date fixed for redemption, and shall present and surrender the certificate or certificates for such shares (duly endorsed for transfer), to the Corporation at the principal office of the Corporation and thereupon the redemption price of such shares shall be paid to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof; provided, however, that the Corporation shall redeem shares of Convertible Preferred Stock hereunder only to the extent permitted by law, and if not all of the shares otherwise redeemable hereunder can be redeemed, redemptions shall be made on a pro rata basis based upon the ratio that the number of shares requested to be redeemed by each individual holder bears to the total number of shares to be redeemed by all holders and the obligation of the Corporation to make such redemption shall continue in effect without restriction as to date or year until such time or times as such redemption (or any portion thereof not yet made) shall no longer be unlawful, and the Corporation shall promptly make such redemption at such time as it becomes lawful, to the extent it is lawful at that time.  If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares.

(c) The redemption price for each share of Convertible Preferred Stock redeemed pursuant to this Section 6 shall be $5.7584.

(d) Each holder of shares of the Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares as set forth in Section 6(c) shall be paid to or to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

Section 7.  SPECIAL VOTING RIGHTS.

(a) If an Event of Default is declared under Section 6(b) hereof, and if the holders of the Convertible Preferred Stock do not at such time have the right under Section 4(b) to elect at least a majority of the Directors of the Corporation, then, to the extent permitted by law as relating to directorships, the holders of Convertible Preferred Stock shall have the right, voting together as a class and separately from all other classes and series, to elect that number of directors of the Corporation which constitutes a majority of the members of the Board of Directors.  The remaining members of the Board of Directors shall be elected by holders of the Common Stock and the Convertible Preferred Stock voting in accordance with Section 4(a).  If and when such right of the holders of the Convertible Preferred Stock becomes operative, the maximum authorized number of members of the Board of Directors shall automatically be increased to the extent necessary to create any vacancy to be filled only by vote of the holders of the Convertible Preferred Stock then outstanding as hereinafter set forth.  Whenever such right of the holders of the Convertible Preferred Stock shall become operative, such right shall be exercised initially either at a special meeting of the holders of the Convertible Preferred Stock called as provided in Section 7(b) below or at any annual meeting of stockholders held for the purposes of electing directors, and thereafter at such annual meetings.  In electing directors to be elected pursuant to this Section 7(a), each holder of Convertible Preferred Stock shall vote in the relative proportions provided in Section 4(a).  The right of the holders of the Convertible Preferred Stock, voting together as a class and separately from all other classes and series, to elect the members of the Board of Directors as aforesaid, shall continue until such time as the Event of Default shall have been cured, at which time the right of the holders of the Convertible Preferred Stock to vote for directors shall be reduced to the number of directors provided for in Section 4(b) hereof (subject to becoming operative again upon the occurrence of a subsequent Event of Default) and the maximum authorized number of members of the Board of Directors shall automatically be reduced if such number was increased at the time when the terminated voting right of the holders of the Convertible Preferred Stock became operative.

(b) At any time when the voting rights of the holders of the Convertible Preferred Stock provided in Section 7(a) above shall have become operative and shall not have been exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of Convertible Preferred Stock then outstanding addressed to the Secretary of the Corporation, call a special meeting of the holders of the Convertible Preferred Stock for the purpose of electing the additional director or directors to be elected by the holders of the Convertible Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice (and at the place) required for annual meetings of stockholders.  If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by registered or certified mail enclosed in a postage-paid envelope addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice (and at the place) required for annual meetings of stockholders.

(c) Upon any termination pursuant to Section 7(a) of the right of the holders of the Convertible Preferred Stock to vote for directors as herein-above provided, the term of office of any director then in office elected by the Convertible Preferred Stock pursuant to such Section (but not a director elected pursuant to a different Section) shall terminate immediately.  If the office of any director elected by the holders of the Convertible Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, then the vacancy shall be filled by a person nominated by the remaining directors designated by the holders of the Convertible Preferred Stock entitled to vote for such director.

(d) Whenever holders of Convertible Preferred Stock or the directors elected by the holders of the Convertible Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of all shares of Convertible Preferred Stock or all the directors, as the case may be, except as otherwise expressly provided herein or prohibited by law.

Section 8.  RESTRICTIONS AND LIMITATIONS.  As long as any shares of the Convertible Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of more than 70% of the then outstanding shares of the Convertible Preferred Stock;

(a) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purposes), any share or shares of Convertible Preferred Stock other than pursuant to Section 3 or Section 6 hereof;

(b) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any of the common Stock of any class or any other capital stock of the Corporation; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock effected contemporaneously with the initial issuance of Convertible Preferred Stock;

(c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Convertible Preferred Stock as to liquidation preferences, dividend rights or voting rights;

(d) Increase or decrease (other than as permitted by Section 5) the total number of authorized shares of Convertible Preferred Stock;

(e) Authorize (in one transaction or series of related transactions) any merger or consolidation of the Corporation with or into any other company or entity (other than a merger carried out for the sole purpose of changing the state of the Corporation’s incorporation or where no third party consideration is involved), or authorize the sale of substantially all of the assets of the Corporation (as such term is defined in Section 2);

(f) Amend the Certificate of Incorporation, or amend the Bylaws of the Corporation in any manner that materially affects the rights of holders of Convertible Preferred Stock or that adversely affects such holders; or

(g) Declare, set aside or pay any dividend on any class of capital stock of the Corporation.

Section 9.  NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK.  No share or shares of the Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired, and eliminated from the shares which the Corporation shall be authorized to issue.  The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Convertible Preferred Stock accordingly.

Section 10.  NOTICES OF RECORD DATE.  In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or description, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger (other than a merger carried out for the sole purpose of changing the state of the Corporation’s incorporation or where no third party consideration is involved), dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

Section 11.  OTHER RIGHTS.  Except as otherwise provided in the Certificate of Incorporation, as amended, shares of Convertible Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Convertible Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

Section 12.  RANKING.  The Convertible Preferred Stock shall rank senior to the Common Stock as to the distribution of assets on liquidation, dissolution and winding up of the Corporation (as provided in Section 3 hereof).

Section 13.  MISCELLANEOUS.

(a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by express or other courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed: (i) if to the Corporation, to its office at 575 East River Road, Tucson, Arizona 85704 (Attention: President) and to the transfer agent, if any other than the Corporation, for the Convertible Preferred Stock or other agent of the Corporation designated as permitted hereby or (ii) if to any holder of the Convertible Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the record of any transfer agent for the Convertible Preferred Stock or Common Stock as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b) The term “Common Stock” as used herein means the Corporation’s Common Stock, $0.01 par value as the same is authorized by this Certificate of Incorporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that, at any time as a result of an adjustment made pursuant to Section 5 hereof, the holder of any shares of the Convertible Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Applicable Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Convertible Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 5 hereof, and the remaining provisions hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

(c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, deliver or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(d) In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be).

(e) The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Convertible Preferred Stock.  Upon any such appointment or discharge of transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid) to each holder of record of Convertible Preferred Stock.

FIFTH: The name and mailing address of the incorporator are as follows:

Dennis R, Weyrauch, Esq.

575 East River Road

Tucson, Arizona 85704

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(c) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than nine directors (subject to any specific limitations relating to the Convertible Preferred Stock), the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.  The directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, with the term of the initial Class I directors terminating as of the 1992 meeting, the term of the Class II directors terminating as of the 1993 meeting, and so forth.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of

Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

(d) Directors of the Corporation may be removed by stockholders of the Corporation only for cause.

(e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(f) In addition to the powers and authority herein-before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do al such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders;

provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

(g) The initial directors of the Corporation and their respective addresses and classification are as follows:

NAME	ADDRESS	DIRECTOR CLASS

C. John Schoof II	575 East River Road Tucson, Arizona 85704	III

Gregory M. Avis	575 East River Road Tucson, Arizona 85704	II

Michael C. Child	575 East River Road Tucson, Arizona 85704	I

Gary E. Liebl	575 East River Road Tucson, Arizona 85704	II

(h) Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation.

SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholders thereof or on the applicable of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver of receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directors.  If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise of arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said applicable has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: Any Business Combination (as hereinafter defined) with an Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

(a) In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article EIGHTH, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) The provisions of paragraph (a) of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereinafter defined), if the conditions specific in both Paragraphs 1 and 2 are met:

1.  The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

2.  All of the following conditions shall have been met:

A.  The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

(ii) The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

B.  The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(ii) the Fair Market value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

The provisions of this Paragraph (b)2.B shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

C.  The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock.  If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

D.  After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate or dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

E.  After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

F.  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).  The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking Firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

G.  Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

(c) For the purpose of this Article EIGHTH:

1.                    The term “Business Combination” shall mean:

A.  any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

B.  any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders’ equity (in the case of transactions in Capital Stock) of the entity in question (the “Substantial part”), as reflected in the most recent fiscal year and consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

C.  the adoption of any plan or proposal or the liquidation or dissolution of the Corporation or for any amendment to this Certificate of Incorporation or the Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any interested Stockholder; or

D.  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

E.  any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

2.                    The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation.

3.                    The term “person” shall mean any individual, firm, corporation, or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

4.                    The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing,

employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

5.                    A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.  For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.                    The terms “Affiliate” and “Associates” shall have the respective meaning ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Certificate of Incorporation is accepted for filing by the Delaware Secretary of State (the term “registrant” in said Rule 12b-2 meaning in this case, the Corporation).

7.                    The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation, PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

8.                    The term “Continuing Director” means (i) any member of the Board of Directors on the date of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

9.                    The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc.  Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

10.              In the event of any Business Combination in which the Corporation survives, the phase “consideration other than cash to be received,” as used in paragraphs 2.A and 2.B of Section (b), of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

11.              The term “Voting Stock” means stock of any class or series entitled to vote generally in the election of directors.

(d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the proposed action is with, or proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part.  Any such determination made in good faith shall be binding and conclusive on all parties.

(e) Nothing contained in this Article EIGTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(f) The fact that any Business Combination complies with the provisions of Section (b) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to such Business Combination.

(g) For the purposes of this Article EIGHTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH (collectively, the “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not quality to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

(h) Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH; provided, however, that this Section (h) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section (c), Paragraph 8 of this Article EIGHTH.

NINTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at an annual or special meeting of stockholders of the Corporation or by unanimous written consent of the stockholders.  Except for action taken by unanimous written consent of the stockholders, no action may be taken by the stockholders by written consent. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such a meeting.

TENTH: The Corporation has the power to indemnify, and to purchase and maintain insurance for, its directors, officers, trustees, employees and other persons and agents, and (without limiting the generality of the foregoing) shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by, or other affiliation with the Corporation or other firms or entities to the maximum extent and under all circumstances permitted by law.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (i) Article FOURTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, or this Article ELEVENTH, or to adopt any provision inconsistent therewith and (ii) Sections 3 and 8 of Article II, Section 1 of Article III and Article VIII of the Bylaws of the Corporation or to adopt any provision inconsistent therewith.

THE UNDERSIGNED, being the incorporator named herein, does hereby make and file this Certificate in accordance with the Delaware General Corporation Law.

EXECUTED AND ACKNOWLEDGED this 25th day of July, 1991.

/s/ Dennis R. Weyrauch
Dennis R. Weyrauch, Incorporator

CERTIFICATE OF MERGER

OF

ARTISOFT, INC.

(AN ARIZONA CORPORATION; “ARTISOFT ARIZONA”)

INTO

ARTISOFT, INC.

(A DELAWARE CORPORATION; “ARTISOFT DELAWARE”)

Pursuant to Delaware General Corporation Law ss. 252, Artisoft Delaware hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

Artisoft, Inc.,

An Arizona corporation

Artisoft, Inc.

A Delaware corporation

SECOND: An Agreement and Plan of Merger has been approved and adopted by the board of directors of Artisoft Delaware, there being no shares of stock of Artisoft Delaware issued prior to the adoption by the board of directors of the resolution approving the Agreement and Plan of Merger, and by the shareholders and board of directors of Artisoft Arizona in accordance with the provisions of Delaware and Arizona law, respectively.

THIRD: The name of the surviving Delaware corporation is Artisoft, Inc.

FOURTH: The existing Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of Artisoft Delaware, which is 575 East River Road, Tucson, Arizona 85704.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by Artisoft Delaware, on request and without cost, to any stockholder of either of the constituent corporations.

SEVENTH: The authorized capital stock of Artisoft Arizona is as follows:

CLASS AND PAR VALUE OF SHARES	NUMBER AUTHORIZED

Common Stock, No Par Value	200,000
Preferred Stock, $1.00 Par Value	50,000

Dated: July 25, 1991

ARTISOFT, INC., A Delaware corporation

By:	/s/ C. John Schoof, II
C. John Schoof II, President

ATTEST:

By:	/s/ Dennis R. Weyrauch
Dennis R. Weyrauch, Secretary

CERTIFICATE OF CANCELLATION
OF SHARES OF CONVERTIBLE PREFERRED STOCK OF
ARTISOFT, INC.

Pursuant to Section 243(b) of the Delaware General Corporation Law, the undersigned, being duly elected Vice President and Secretary of Artisoft, Inc., a Delaware corporation (the “Corporation”), hereby certify that:

1.  Pursuant to its Certificate of Incorporation, the Corporation has authority to issue and previously has issued 8,566,400 shares of Convertible Preferred Stock (the “Stock).

2.  Pursuant to the terms of the Corporation’s Certificate of Incorporation, all of the holders of the Stock have converted the Stock into shares of the Corporation’s common stock by delivering the Stock to the Corporation in exchange for shares of common stock.

3.  The Corporation’s Certificate of Incorporation prohibits reissuance of the Stock, and the terms of the Certificate of Incorporation require the Stock to be cancelled, retired or eliminated from the shares the Corporation is authorized to issue.

The undersigned affirm and acknowledge, under penalties of perjury, that this instrument is the act and deed of the Corporation, and that the facts stated herein are true.

DATED January 28, 1992.

ARTISOFT, INC.,
a Delaware corporation

By	/s/ William D. Baker
William D. Baker,
Vice President and Chief Financial Officer

By	/s/ Dennis R. Weyrauch
Dennis R. Weyrauch,
Secretary

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES

AND PRIVILEGES OF

SERIES A PARTICIPATING PREFERRED STOCK

OF

ARTISOFT, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, William C. Keiper and David K. Sentman, the President and Secretary, respectively, of Artisoft, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on December 6, 1994 adopted the following resolution creating a series of shares of Preferred Stock designated as Series A Participating Preferred Stock:

“RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $1.00 par value, of the Corporation to be designated “Series A Participating Preferred Stock”, initially consisting of 50,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

Section 1.  DESIGNATION AND AMOUNT.  The shares of such series shall be designated as “Series A Participating Preferred Stock”, par value $1.00 per share, and the number of shares constituting such series shall be 50,000.

Section 2.  DIVIDENDS AND DISTRIBUTIONS.

(A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.  In the event the Corporation shall at any time after December 6, 1994 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock

(other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such share, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall no more than 30 days prior to the date fixed for the payment thereof.

Section 3.  VOTING RIGHTS.  The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time after the Rights

Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of share of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  CERTAIN RESTRICTIONS.

(A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 2 hereof.

(B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether declared or not declared, on shares of Series A Participating Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on,

or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could under paragraph (A) of this Section 4, purchase of otherwise acquire such shares at such time and in such manner.

Section 5.  REACQUIRED SHARES.  Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $1,000 per share, provided that in the event the Corporation does not have sufficient assets, after payment of its liabilities and distribution to holders of Preferred Stock ranking prior to the Series A Participating Preferred Stock, available to permit payment in full of the $1,000 per share amount, the amount required to be paid under this Section 6(A)(1) shall, subject to Section 6(B) hereof, equal the value of the amount of available assets divided by the number of outstanding shares of Series A Participating Preferred Stock or (2) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount to be distributed to the holders of Common Stock (the greater of (1) or (2), the “Series A Liquidation Preference”).  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion of their respective liquidation preferences.

Section 7.  CONSOLIDATION MERGER, ETC.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  NO REDEMPTION.  The shares of Series A Participating Preferred Stock shall not be redeemable.

Section 9.  RANKING.  The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.’

Section 10.  AMENDMENT.  The Certificate of Incorporation of the Corporation

shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

Section 11.  FRACTIONAL SHARES.  Series A Participating Preferred Stock may be issued in fractions of a share which will entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties or perjury this 27th day of December, 1994.

/s/ William C. Keiper
WILLIAM C. KEIPER, President

ATTEST:

/s/ David K. Sentman
David K. Sentman, Secretary

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

ARTISOFT, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Artisoft, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Certificate of Incorporation of the Company, the following resolution was adopted as of August 6, 2001 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Company’s Certificate of Incorporation, out of the total authorized number of 11,433,600 shares of Company preferred stock, par value $1.00 per share (“Preferred Stock”), there shall be designated a series of 2,800,000 shares which shall be issued in and constitute a single series to be known as “Series B Convertible Preferred Stock” (hereinafter called the “Series B Preferred Stock”).  The shares of Series B Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1.               CERTAIN DEFINITIONS.

As used in this Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Artisoft, Inc., the following terms shall have the respective meanings set forth below:

“AVERAGE PRICE” means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the ten (10) consecutive Trading Days (as defined below) preceding and including such date of determination of the closing bid prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if closing bid prices are not available, the average for the ten (10) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

“COMMON STOCK” means the common stock, $0.01 par value per share, of the Company, including the stock into which the Series B Preferred Stock is convertible, and any capital stock of any class of the Company hereafter authorized that shall not be entitled to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

“CURRENT MARKET PRICE” shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Company after consultation with the holders of a majority in interest of the Series B Preferred Stock or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

“EXCLUDED STOCK” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) securities issued pursuant to that certain Purchase Agreement dated August 8, 2001, among the Company and the Investors named therein (the “Purchase Agreement”) and securities issued upon the exercise or conversion of those securities, (D) securities issued or issuable as a dividend or distribution on the Series B Preferred Stock, and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series B Preferred Stock).

“INDEPENDENT APPRAISER” means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the United States, selected by the holders of a majority of the Series B Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series B Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series B Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company or a holder of Series B Preferred Stock.

“TRADING DAY” means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the NASDAQ National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

2.               DIVIDENDS.

Dividends on the Series B Preferred Stock shall be declared and paid from time to time as determined by the Company’s Board of Directors out of funds legally available therefor.  The Company shall not declare, pay or set aside any dividends or distributions on shares of Common Stock (other than dividends payable solely in shares of Common Stock), unless the holders of Series B Preferred Stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series B Preferred Stock equal to the product of (i) the per share dividend or distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

3.               LIQUIDATION.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series B Preferred Stock as to such distributions, to be paid an amount equal to $2.50 per share (the “Liquidation Preference”) (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences affecting the Series B Preferred Stock).  If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series B Preferred Stock and any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series B Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series B Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series B Preferred Stock as to such distributions according to the preferential amounts due thereon.  Unless waived in writing by the holders of a majority of the Series B Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3.

4.               CONVERSION.

4A.  RIGHT TO CONVERT.  Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $2.50 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”).  Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series B Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued.

4B.  ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED.  Promptly after the receipt by the Company of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series B Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock.  To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid, and at such time the Series B Preferred Stock rights of the holder of such share or shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

4C.  FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION.  No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D.  ADJUSTMENT OF PRICE UPON ISSUANCE.  If the Company shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(7) below, deemed to have issued or sold, any shares (“Additional Common Shares”) other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issue or sale, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold.  No adjustment of the Conversion Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

For purposes of this subparagraph 4D, the following paragraphs 4D(1) to 4D(7) shall also be applicable:

4D(1) ISSUANCE OF RIGHTS OR OPTIONS.  In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price.  Except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4D(2) ISSUANCE OF CONVERTIBLE SECURITIES.  In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4D(3), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have 11been made pursuant to other provisions of this subsection 4D.

4D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE.  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(l) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(l) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange any Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation upon the redemption or purchase for consideration of all such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

4D(4) SUBDIVISION OR COMBINATION OF STOCK.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

4D(5) CONSIDERATION FOR STOCK.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

4D(6) RECORD DATE.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4D(7) TREASURY SHARES.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

4E. REORGANIZATION OR RECLASSIFICATION.  If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger, but excluding transactions covered by Section 4(D)(4)) that holders of Common Stock but not holders of Series B Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification).  In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

4F. NOTICE OF ADJUSTMENT.  Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4G. OTHER NOTICES.  In case at any time:

(1) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Company shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4H. CONVERSION AT THE OPTION OF THE COMPANY.  Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the Nasdaq National Market (or such other exchange as the Common Stock may then be listed) exceeds $5.00 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for thirty (30) consecutive Trading Days and all of the shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement, dated August 8, 2001, among the Company and the investors party thereto), the Company, upon ten (10) days prior written notice following such thirty (30) day period to the holders of the Series B Preferred Stock, shall have the right to effect the automatic conversion the Series B Preferred Stock from and after the close of business on the last day in such ten-day period, without any action on the part of the holders thereof, into a number of shares of Common Stock calculated pursuant to Section 4D(1) hereof.  Such conversion shall otherwise be effected in accordance with the provisions of subparagraphs 4B and 4C hereof.

4I.  STOCK TO BE RESERVED.

(1) The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock.  All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price.  The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.  The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series B Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation.

(2) The Company will at all times reserve and keep available out of its authorized Series B Preferred Stock such number of shares of Series B Preferred Stock as is equal to the number of shares of Series B Preferred Stock then outstanding.  All shares of Series B Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

4J.  NO REISSUANCE OF SERIES B PREFERRED STOCK.  Shares of Series B Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series B Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4K.  ISSUE TAX.  The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

4L.  CLOSING OF BOOKS.  The Company will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock; PROVIDED, HOWEVER, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5.  VOTING - SERIES B PREFERRED STOCK.  The holders of the Series B Preferred Stock, voting as a separate class, shall have the right to elect two members of Company’s Board of Directors (the “Series B Directors”).  The rights of the holders of the Series B Preferred Stock to elect the Series B Directors shall terminate on the first date on which less than (i) 520,000 shares of Series B Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), in the event that such date occurs prior to the Second Closing Date (as defined in the Purchase Agreement) or (ii) 933,333 shares of Series B Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), in the event that such date occurs after the Second Closing Date.  The term of office of the Series B Directors shall terminate, subsequent to the termination of such rights, on the earlier to occur of (i) the date three months subsequent to the termination of such rights, or (ii) the annual meeting of stockholders of the Company immediately following the termination of such rights.  In addition to any class voting rights provided by law and this Certificate of Designation, the holders of Series B Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors other than the Series B Directors).

With respect to the voting rights of the holders of the Series B Preferred Stock pursuant to the preceding sentence, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

6.  FURTHER RESTRICTIONS.  At any time when at least (i) 520,000 shares of Series B Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) prior to the Second Closing Date or (ii) 933,333 shares of Series B Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) after the Second Closing Date, and in addition to any other vote of the holders of Series B Preferred Stock required by law or by the Certificate of Incorporation, without the prior consent of the holders of a majority of the outstanding Series B Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Preferred Stock shall vote together as a class, the Company will not:

(a) authorize, create, designate, establish or issue (i) an increased number of shares of Series B Preferred Stock (other than the shares of Series B Preferred Stock to be issued and sold on the Second Closing Date (as such term is defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement), or (ii) any other class or series of capital stock ranking senior to or on parity with the Series B Preferred Stock or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to or on parity with any such preference or priority of Series B Preferred Stock, unless such newly issued shares rank on a parity with the Series B Preferred Stock and are sold at a price equal to or above the Conversion Price immediately prior to such issuance;

(b) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series B Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series B Preferred Stock (other than as permitted in clause (a) above) or of any other series of preferred stock ranking senior to the Series B Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation, or which would increase the number of members of the Board of Directors to greater than nine members; PROVIDED, HOWEVER that no such amendment, alteration or repeal effected at or prior to the earlier to occur of (i) the Second Closing (as such term is defined in the Purchase Agreement) or (ii) the termination of the obligations of the parties to the Purchase Agreement to effect the Second Closing in accordance with the terms of the Purchase Agreement shall disproportionately affect the Remaining Investors (as so defined) without the consent of the Required Remaining Investors (as so defined); and PROVIDED, FURTHER THAT a merger or consolidation (i) that constitutes a Corporate Transaction, and (ii) in which all holders of Series B Preferred Stock receive in such merger or consolidation the same consideration they would have received had their Series B Preferred Stock been converted into Common Stock immediately prior to the record date for such transaction, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock; and

(c) directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 4(D)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary (as hereinafter defined) to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of

Common Stock or any other class or series of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company board of directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary.  For the purposes hereof, a “Subsidiary” shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

7.  NO WAIVER.  Except as otherwise modified or provided for herein, the holders of Series B Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

8.  NO IMPAIRMENT.  The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all time in good faith assist in the carrying out of all the provisions of this Article FOURTH and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Preferred Stock against impairment.”

9.  AMENDMENT; WAIVER.  Any term of the Series B Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least a majority of the Series B Preferred Stock then outstanding; PROVIDED, HOWEVER that no such amendment or waiver effected at or prior to the earlier to occur of (i) the Second Closing or (ii) the termination of the obligations of the parties to the Purchase Agreement to effect the Second Closing in accordance with the terms of the Purchase Agreement shall disproportionately affect the Remaining Investors without the consent of the Required Remaining Investors; and PROVIDED, FURTHER THAT the number of Conversion Shares issuable hereunder and the

Conversion Price may not be amended, and the right to convert the Series B Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series B Preferred Stock then outstanding.

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has executed Certificate of Designations, Preferences and Rights this 8th day of August, 2001.

ARTISOFT, INC.

By:	/s/ Steven G. Manson
Name: Steven G. Manson
Title: President and C.E.O.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION, AS AMENDED

OF

ARTISOFT, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Artisoft, Inc.  (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.  The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:

That the following paragraph be and hereby is inserted under Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, immediately after “FOURTH:” and prior to the first unnumbered paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended:

“That, effective at 5:00 p.m., Eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation, as amended (the “Effective Time”), a one-for-six reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each six shares of Common Stock held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock, from and after the Effective Time.  No fractional shares of Common Stock shall be issued as a result of such reclassification and combination.  In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this 22nd day of April, 2003.

ARTISOFT, INC.

By:	/s/ Steven G. Manson
Name: Steven G. Manson
Title: President and Chief Executive Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

ARTISOFT, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Artisoft, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Certificate of Incorporation of the Company, the following resolution was adopted as of June 27, 2003 by the Board of Directors of the Company pursuant to Section 151 of the Delaware General Corporation Law:

“RESOLVED that, pursuant to authority vested in the Board of Directors of the Company by Article FOURTH of the Company’s Certificate of Incorporation, out of the total authorized number of 11,433,600 shares of Company preferred stock, par value $1.00 per share (“Preferred Stock”), there shall be designated a series of 2,627,002 shares which shall be issued in and constitute a single series to be known as “Series C Convertible Preferred Stock” (hereinafter called the “Series C Preferred Stock”).  The shares of Series C Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1.                                       Certain Definitions.

As used in this Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Artisoft, Inc., the following terms shall have the respective meanings set forth below:

“Average Price” means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the ten (10) consecutive Trading Days (as defined below) preceding and including such date of determination of the closing bid prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if closing bid prices are not available, the average for the ten (10) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, including the stock into which the Series C Preferred Stock is convertible, and any capital stock of any class of the Company hereafter authorized that shall not be entitled to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Current Market Price” shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Company after consultation with the holders of a majority in interest of the Series C Preferred Stock or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

“Excluded Stock” means (A) capital stock, Options (as defined in Section 4D(1)) or Convertible Securities (as defined in Section 4D(1)) issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) securities issued pursuant to that certain Purchase Agreement dated as of August 8, 2002, among the Company and the Investors named therein and securities issued upon the exercise or conversion of those securities, (D) securities issued or issuable as a dividend or distribution on the Series C Preferred Stock, and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Series C Preferred Stock).

“Independent Appraiser” means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the United States, selected by the holders of a majority of the Series C Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series C Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series C Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company or a holder of Series C Preferred Stock.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the NASDAQ Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

2.                                       Dividends.

Dividends on the Series C Preferred Stock shall be declared and paid from time to time as determined by the Company’s Board of Directors out of funds legally available therefor.  The Company shall not declare, pay or set aside any dividends or distributions on shares of Common Stock (other than dividends payable solely in shares of Common Stock), unless the holders of Series C Preferred Stock first receive, or simultaneously receive, a dividend or distribution on each outstanding share of Series C Preferred Stock equal to the product of (i) the per share dividend or distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible.  The Company shall not declare, pay or set aside any dividends or distributions on shares of Series B Preferred Stock unless the holders of Series C Preferred Stock simultaneously receive a dividend or distribution on each outstanding share of Series C Preferred Stock as would equal the dividend payable on each share of Series B Preferred Stock if all such shares of Series B Preferred Stock had been converted into Common Stock and all shares of Series C Preferred Stock had been converted into Common Stock on the record date for determination of holders entitled to receive such dividend.

3.                                       Liquidation.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series C Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of capital stock of the Company ranking junior to the Series C Preferred Stock as to such distributions, to be paid an amount equal to $1.50 per share and any unpaid dividends thereon (the “Liquidation Preference”) (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences affecting the Series C Preferred Stock and/or the Common Stock).  If upon such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of the Series C Preferred Stock and any class or series of capital stock ranking on a parity with the Series C Preferred Stock as to such distributions shall be insufficient to permit payment to the holders of the Series C Preferred Stock and any such class or series of capital stock of their respective liquidation amount, then the entire assets of the Company to be distributed shall be distributed pro rata to the holders of Series C Preferred Stock and the holders of such class or series of capital stock ranking on a parity with the Series C Preferred Stock as to such distributions according to the preferential amounts due thereon.  For purposes of this Section 3, including any distributions upon any liquidation, dissolution or winding up of the Company or the payment of dividends, the Series C Preferred Stock shall rank on a parity with the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”).  Unless waived in writing by the holders of a majority of the Series C Preferred Stock then outstanding, voting together as one class, a consolidation or merger of the Company into or with any other entity or entities, or the sale or transfer by the Company of all or substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each such transaction being hereinafter referred to as a “Corporate Transaction”) shall be deemed to be a liquidation within the meaning of this Section 3.

4.                                       Conversion.

4A.                             Right to Convert.  Subject to the terms and conditions of this paragraph 4A, the holder of any share or shares of Series C Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series C Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock (“Underlying Shares”) as is obtained by multiplying the number of shares of Series C Preferred Stock so to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $1.50 per share or, if there has been an adjustment of the conversion price in accordance with this Section 4, by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the “Conversion Price”).  Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Series C Preferred Stock) at any time during its usual business hours on the date set forth in the notice of conversion appended hereto as Annex 4A (the “Conversion Notice”), together with a properly completed such Conversion Notice with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued.  The date of such holder’s compliance with the provisions of the immediately preceding sentence shall be referred to herein as the “Conversion Date”.

4B.                               Mechanics of Conversion

4B(1)                    By the third Trading Day after each Conversion Date, the Company shall issue or cause to be issued and cause to be delivered to or upon the written order of the holder of the shares of Series C Preferred Stock being converted (the “Holder”) and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion (subject to compliance with applicable laws to the extent such designation shall include a transfer).  Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the Conversion Date, and at such time the Series C Preferred Stock rights of the Holder of such share or shares being converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.  If the Company’s transfer agent is eligible to participate in the Depositary Trust Corporation DWAC system and no legends may be included on the certificates representing Underlying Shares pursuant to the Purchase Agreement dated as of June 27, 2003 among the Company and the Investors named therein (the “Purchase Agreement”), the Company shall, upon request of the Holder (which request shall contain appropriate delivery instructions for such system), use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

4B(2)                    If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to Section 4B(1), and if after such third Trading Day (and prior to the Company’s delivery of such certificate or certificates in the manner required pursuant to Section 4B(1)) the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by (2) the Current Market Price at the time of the obligation giving rise to such purchase obligation and (B) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.  The Holder shall provide the Company written notice, including such documentation as the Company may reasonably request to verify such information, indicating the amounts payable to the Holder in respect of the Buy-In.  Nothing herein shall limit a Holder’s right to pursue other remedies, at law or in equity, available to it hereunder, if any.

4B(3)                    Unless otherwise provided in Section 5.7 of the Purchase Agreement, certificates evidencing Underlying Shares shall not contain the restrictive legend referenced in such Section 5.7.

4B(4)                    Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Series C Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons and entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restriction contained in this paragraph.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.  The foregoing provisions of this paragraph shall not apply to any Holder whose beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of Common Stock, together with its affiliates and any other persons and entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, as of June 27, 2003 exceeded 9.999% of the total number of issued and outstanding shares of Common Stock as of such date until such time as the beneficial ownership of Common Stock of such Holder, together with its affiliates and any other persons and entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock.

4C.                               Fractional Shares; Dividends; Partial Conversion.  No fractional shares shall be issued upon conversion of the Series C Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.  In case the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Company shall upon such conversion, execute and deliver to the holder thereof at the expense of the Company, a new certificate for the number of shares of Series C Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

4D.                              Adjustment of Price Upon Issuance.  If the Company shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(7) below, deemed to have issued or sold, any shares of Common Stock, Options or Convertible Securities (each as defined below) (collectively, “Additional Common Shares”) other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issue or sale, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold.  No adjustment of the Conversion Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

For purposes of this subparagraph 4D, the following paragraphs 4D(1) to 4D(7) shall also be applicable:

4D(1)                   Issuance of Rights or Options.  In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price.  Except as otherwise provided in subsection 4D(3), no additional adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

4D(2)                   Issuance of Convertible Securities.  In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4D(3), no additional adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to other provisions of this subsection 4D.

4D(3)                   Change in Option Price or Conversion Rate.  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4D(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4D(l) or 4D(2), or the rate at which Convertible Securities referred to in subsections 4D(l) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  On the termination of any Option for which any adjustment was made pursuant to this subsection 4(D) or any right to convert or exchange any Convertible Securities for which any adjustment was made pursuant to this subsection 4(D) (including without limitation upon the redemption or purchase for consideration of all such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

4D(4)                   Subdivision or Combination of Stock.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

4D(5)                   Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

4D(6)                   Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4D(7)                   Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 4D.

4E.                                Reorganization or Reclassification.  If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger, but excluding transactions covered by Section 4(D)(4)) that holders of Common Stock but not holders of Series C Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series C Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of the Series C Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion

Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification).  In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

4F.                                Notice of Adjustment.  Upon any adjustment of the Conversion Price, then, and in each such case the Company shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series C Preferred Stock at the address of such holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4G.                               Other Notices.  In case at any time:

(1)                                  the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2)                                  the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(3)                                  there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation; or

(4)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series C Preferred Stock at the address of such holder as shown on the books of the Company, (a) at least 15 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause

(a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4H.                              Stock to be Reserved.

(1)                                  The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Preferred Stock.  All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price.  The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.  The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series C Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Company’s Certificate of Incorporation.

(2)                                  The Company will at all times reserve and keep available out of its authorized Series C Preferred Stock such number of shares of Series C Preferred Stock as is equal to the number of shares of Series C Preferred Stock then outstanding.  All shares of Series C Preferred Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

4I.                                   No Reissuance of Series C Preferred Stock.  Shares of Series C Preferred Stock that are converted into shares of Common Stock as provided herein shall be retired and may not be reissued as Series C Preferred Stock but may be reissued as all or part of another series of Preferred Stock.

4J.                                  Issue Tax.  The issuance of certificates for shares of Common Stock upon conversion of the Series C Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock which is being converted.

4K.                              Closing of Books.  The Company will at no time close its transfer books against the transfer of any Series C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock; provided, however, nothing herein shall be construed to prevent the Company from setting record dates for the holders of its securities.

5.                                       Voting - Series C Preferred Stock.  The holders of the Series C Preferred Stock, voting as a separate class, shall have the right to elect one member of Company’s Board of Directors (the “Series C Directors”).  The rights of the holders of the Series C Preferred Stock to elect the Series C Directors shall terminate on the first date on which less than 888,889 shares of Series C Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares).  The term of office of the Series C Director shall terminate, subsequent to the termination of such rights, on the earlier to occur of (i) the date three months subsequent to the termination of such rights, or (ii) the annual meeting of stockholders of the Company immediately following the termination of such rights.  In addition to any class voting rights provided by law and this Certificate of Designations, the holders of Series C Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors other than the Series C Director).  With respect to the voting rights of the holders of the Series C Preferred Stock pursuant to the preceding sentence, each holder of Series C Preferred Stock shall be entitled to .8152 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Series C Preferred Stock) of a vote for each share of Series C Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

6.                                       Further Restrictions.  At any time when at least 888,889 shares of Series C Preferred Stock are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) and in addition to any other vote of the holders of Series C Preferred Stock required by law or by the Certificate of Incorporation, without the prior consent of the holders of a majority of the outstanding Series C Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series C Preferred Stock shall vote together as a class, the Company will not:

(a)                                  authorize, create, designate, establish or issue (i) an increased number of shares of Series C Preferred Stock, or (ii) any other class or series of capital stock ranking senior to or on parity with the Series C Preferred Stock or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to or on parity with any such preference or priority of Series C Preferred Stock, unless such newly issued shares rank on a parity with the Series C Preferred Stock and are sold at a price equal to or above the Conversion Price immediately prior to such issuance;

(b)                                 amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation or By-laws of the Company or the Resolutions contained in this Certificate of Designations of the Series C Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, or which would increase or decrease the amount of authorized shares of the Series C Preferred Stock (other than as permitted in clause (a) above) or of any other series of preferred stock ranking senior to the Series C Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or upon liquidation, or which would increase the number of members of the Board of Directors to greater than nine members; provided, however a merger or consolidation (i) that constitutes a Corporate Transaction, and (ii) in which all holders of Series C Preferred Stock receive in such merger or consolidation the same consideration they would have received had their Series C Preferred Stock been converted into Common Stock immediately prior to the record date for such transaction, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; and

(c)                                  directly or indirectly, declare or pay any dividend (other than dividends permitted pursuant to Section 2 and dividends payable in shares of Common Stock but only to the extent that such stock dividend results in an adjustment of the Conversion Price pursuant to Section 4(D)(4)) or directly or indirectly purchase, redeem, repurchase or otherwise acquire or permit any Subsidiary (as hereinafter defined) to redeem, purchase, repurchase or otherwise acquire (or make any payment to a sinking fund for such redemption, purchase, repurchase or other acquisition) any share of Common Stock or any other class or series of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company board of directors) whether in cash, securities or property or in obligations of the Company or any Subsidiary.  For the purposes hereof, a “Subsidiary” shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

7.                                       No Waiver.  Except as otherwise modified or provided for herein, the holders of Series C Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

8.                                       No Impairment.  The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all time in good faith assist in the carrying out of all the provisions of this Article FOURTH and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series C Preferred Stock against impairment.

9.                                       Amendment; Waiver.  Any term of the Series C Preferred Stock may be amended or waived (including the adjustment provisions included in Section 4(D) hereof) upon the written consent of the Company and the holders of at least a majority of the Series C Preferred Stock then outstanding; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series C Preferred Stock may not be altered or waived, without the written consent of the holders of all of the Series C Preferred Stock then outstanding.”

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations, Preferences and Rights this 9th day of September, 2003.

ARTISOFT, INC.

By:	/s/ Steven G. Manson
Name: Steven G. Manson
Title: President and CEO

ANNEX 4A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder of Shares of Series C Convertible Preferred Stock in order to Convert such Shares into Common Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of common stock, $0.01 par value per share (the “Common Stock”), of Artisoft, Inc., a Delaware corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion

Number of shares of Series C Convertible Preferred Stock to be Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address